For Immediate Release

COMMITTED CAPITAL ACQUISITION CORPORATION ANNOUNCES TICKER SYMBOL CHANGE TO “STKS” FOLLOWING BUSINESS COMBINATION WITH THE ONE GROUP, LLC

New York, NY – October 22, 2013 – Committed Capital Acquisition Corporation (“Committed Capital”) (OTCQB: CCAC) today announced the change of its ticker symbol following its recently announced business combination with The ONE Group, LLC (the “ONE Group”). Effective upon the opening of trading on Wednesday, October 23, 2013, the Company’s ticker symbol, as quoted on the OTCQB market, will change to "STKS" from "CCAC" for its common stock, from "CCACW" to "STKSW" for its warrants and from “CCACU” to “STKSU” for its units. The company will seek to change its name to The ONE Group, Inc.

Committed Capital received notification from the Financial Industry Regulatory Authority (FINRA) that the Company's symbols change was formally approved, effective October 23, 2013.

The ONE Group’s management team, led by founder and CEO Jonathan Segal, will lead the combined entity. The ONE Group develops and operates upscale, high-energy restaurants, including its primary restaurant brand STK®, a unique steakhouse concept with locations in major metropolitan cities throughout the United States, as well as in London. The ONE Group also offers a turn-key food & beverage service for hospitality venues including boutique hotels, casinos and other high-end locations, under the name “ONExperience.”

Jonathan Segal, CEO of The ONE Group commented, “The change in our ticker symbol is a first step in aligning our key business objectives with our public equity. With the additional access to growth capital, we are excited to expand our STK brand as well and continue to leverage our “ONExperience” to drive attractive fee-based, capital efficient hospitality services opportunities.”

About Committed Capital Acquisition Corporation

Committed Capital was formed for the purpose of acquiring or merging with an operating business, which has been accomplished by the previously announced business combination with The One Group, LLC.

About The One Group

The ONE Group develops and operates upscale, high-energy restaurants and lounges and provides “ONExperience”, a turn-key food and beverage service for hospitality venues including boutique hotels, casinos and other high-end locations in the United States and United Kingdom. The ONE Group’s primary restaurant brand is STK®, which is a unique steakhouse concept with locations in major metropolitan cities throughout the U.S. and in London. STK artfully blends two concepts, the modern steakhouse and a chic lounge, into one offering a high-energy, fine dining experience with the superior quality of a traditional steakhouse. The ONE Group’s food and beverage hospitality services business provides the development, management and operations for premier restaurants and turn-key food and beverage services at high-end boutique hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements, including but not limited to, (1) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (2) changes in applicable laws or regulations; (3) the possibility that the ONE Group may be adversely affected by other economic, business, and/or competitive factors; and (4) other risks and uncertainties indicated from time to time in filings with the SEC by Committed Capital (to be renamed The ONE Group).

Investors are referred to the most recent reports filed with the SEC by Committed Capital. Investors are cautioned not to place undue reliance upon any forward looking statements, which speak only as of the date made, and The ONE Group and Committed Capital undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact:

Don Duffy, ICR or

Fitzhugh Taylor, ICR

(203) 682-8200

Media Contacts:

Phil Denning, ICR

(203) 682-8246

Kristina Jorge, ICR

(646) 277-1234